UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 21, 2008
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-8777	95-1613718
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2027 Harpers Way Torrance, California	90501
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement.
On January 21, 2008, Virco Mgmt. Corporation (“Virco Mgmt”), a wholly-owned subsidiary of Virco Mfg. Corporation (the “Company”), entered into (1) a Master Design Agreement (the “Peter Glass Design Agreement”) with Peter Glass Design, LLC (“Peter Glass Design”), effective as of December 1, 2007 and acknowledged and agreed to by the Company and Peter Glass, and (2) a Master Design Agreement (the “Hedgehog Design Agreement”, and together with the Peter Glass Design Agreement, the “Design Agreements”) with Hedgehog Design, LLC (“Hedgehog Design”), effective as of December 1, 2007 and acknowledged and agreed to by the Company. Virco Mgmt has previously entered into a number of Design and Royalty Agreements pursuant to which each of Peter Glass Design and Hedgehog Design have performed certain design services for Virco Mgmt. The Peter Glass Design Agreement and the Hedgehog Design Agreement are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.
The Peter Glass Design Agreement terminates, supercedes and amends and restates in their entirety certain prior design and royalty agreements (the “Prior Peter Glass Design and Royalty Agreements”) between Peter Glass Design and Virco Mgmt and governs the continuing relationship between Virco Mgmt and Peter Glass Design with respect to all design services performed by Peter Glass Design for Virco Mgmt, except as specifically set forth in the Peter Glass Design Agreement. Additionally, pursuant to the Peter Glass Design Agreement, Peter Glass assigned, conveyed and transferred all of his right, title and interest to the Prior Peter Glass Design and Royalty Agreements to Peter Glass Design. The Peter Glass Design Agreement provides that Peter Glass Design shall provide design services for Virco Mgmt from time to time pursuant to project descriptions agreed to between Peter Glass Design and Virco Mgmt. The Agreement further provides that intellectual property rights in products produced pursuant to the Agreement shall belong to Virco Mgmt. In consideration for the services of Peter Glass Design under the Peter Glass Design Agreement, commencing February 1, 2008, Virco Mgmt is to pay Peter Glass Design royalty amounts ranging from 0.5% to 2.5% of the net sales amount attributable to products designed by Peter Glass Design for Virco Mgmt.
The Hedgehog Design Agreement terminates, supercedes and amends and restates in their entirety certain prior design and royalty agreements between Hedgehog Design and Virco Mgmt and governs the continuing relationship between Virco Mgmt and Hedgehog Design with respect to all design services performed by Hedgehog Design for Virco Mgmt, except as specifically set forth in the Hedgehog Design Agreement. The Hedgehog Design Agreement provides that Hedgehog Design shall provide design services for Virco Mgmt from time to time pursuant to project descriptions agreed to between Hedgehog Design and Virco Mgmt. The Agreement further provides that intellectual property rights in products produced pursuant to the Agreement shall belong to Virco Mgmt. In consideration for the services of Hedgehog Design under the Hedgehog Design Agreement, commencing February 1, 2008, Virco Mgmt is to pay Hedgehog Design royalty amounts ranging from 0.5% to 2.5% of the net sales amount attributable to products designed by Hedgehog Design for Virco Mgmt, with the exception of the Plateau and Lunada products previously designed.
The foregoing description of the Design Agreements is qualified in its entirety by reference to the Agreements attached as Exhibits 10.1 and 10.2 and incorporated herein by reference. The Design Agreements have been included to provide investors with information regarding their terms and are not intended to provide any other factual information about the Company.
In light of the relationship between the sole proprietor of Hedgehog Design and an officer of the Company, described in further detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 17, 2007, the Hedgehog Design Agreement was reviewed and approved by the Audit Committee of the Company’s Board of Directors pursuant to the Company’s policy on related party transactions. The Peter Glass Design Agreement was also reviewed and approved by the Audit Committee of the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Master Design Agreement dated January 21, 2008 among Virco Mgmt. Corporation and Peter Glass Design, LLC, and acknowledged and agreed to by Virco Mfg. Corporation and Peter Glass, effective as of December 1, 2007

10.2	Master Design Agreement dated January 21, 2008 among Virco Mgmt. Corporation and Hedgehog Design, LLC, and acknowledged and agreed to by Virco Mfg. Corporation, effective as of December 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION
(Registrant)

/s/ Robert A. Virtue

Date: January 25, 2008		(Signature)
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and
Chairman of the Board of Directors

EXHIBIT INDEX
10.1	Master Design Agreement dated January 21, 2008 among Virco Mgmt. Corporation and Peter Glass Design, LLC, and acknowledged and agreed to by Virco Mfg. Corporation and Peter Glass, effective as of December 1, 2007

10.2	Master Design Agreement dated January 21, 2008 among Virco Mgmt. Corporation and Hedgehog Design, LLC, and acknowledged and agreed to by Virco Mfg. Corporation, effective as of December 1, 2007